Exhibit 99.1

MURPHY OIL CORPORATION ANNOUNCES ACQUISITION OF CANADIAN PROPERTIES

EL DORADO, Arkansas, June 11, 2007 – Murphy Oil Corporation (NYSE:MUR) announced today that its wholly-owned subsidiary, Murphy Oil Company Ltd., has acquired the interests of Bear Ridge Resources Ltd. in the Tupper area, an undeveloped Montney natural gas play in British Columbia, for consideration of C$155 million.

Claiborne P. Deming, Murphy Oil Corporation President and Chief Executive Officer stated, “Murphy will operate this property with a high working interest (97%). Tupper is the type of property that fits very well with our previously announced strategy of acquiring new entry opportunities to add to our upstream portfolio.”

The forward-looking statements reflected in this release are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. No assurance can be given that the results discussed herein will be attained, and certain important factors that may cause actual results to differ materially are contained in Murphy’s January 15, 1997 Form 8-K report on file with the U.S. Securities and Exchange Commission.

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